EXHIBIT 11
                                                                     Page 1 of 2

                                 KAYE GROUP INC
                         Earnings Per Share Calculation
                  For the Twelve Months Ended December 31,1999


Shares outstanding at 12/31/98                    8,474,435 (A)

Less: Net purchase of Treasury Stock
(1/1 - 12/31/99)                                    (27,657)

PLUS:Shares issued on award of Restricted Stocks      4,617

PLUS:Shares issued on exercise of options             6,900

                                                  ---------
Balance @ 12/31/99                                8,458,295 (B)

Balance @ 9/30/99                                 8,470,645 (C)

Balance @ 6/30/99                                 8,449,890 (D)

Balance @ 3/31/99                                 8,446,435 (E)

                                                  ---------
Weighted average                                  8,459,940 [(A)+(B)+(C)+D+E]/5
                                                  ---------


                                               Twelve months
                                                  ended
                                               Dec.31,1999
                                              -------------


       Net Income                             $   7,504,000 (1)


  I.   Average Shares:                            8,459,940 (2)


 II.   Basic EPS                                     0.8870 (1)/(2)
                                              =============

III.   Diluted EPS

          Weighted Average Shares                 8,459,940 (2)
          Dilution                                  169,864 (3)
                                              -------------
                                                  8,629,804 (4)
                                              =============



          Diluted EPS                                0.8695 (1)/(4)
                                              =============

                                                                      EXHIBIT 11
                                                                     Page 2 of 2


                                 KAYE GROUP INC
                         Earnings Per Share Calculation
                  For the Twelve Months Ended December 31,1999


IV.     Outstanding at December 31, 1999


                                                                             Weighted
                              Units       Price/Share         Proceeds        Average          Proceeds
                            ---------     ------------     -------------    -----------     --------------
                                                                                                <C
A.     Options (8/17/93)      75,500        $  10.000      $    755,000
       Options (1/24/94        5,000           10.910            54,550
       Options (2/3/94)          500           11.630             5,815
       Options (9/13/95)      15,000            7.880           118,200
       Options (10/25/95)     39,750            8.430           335,093
       Options (5/15/96)      10,000            7.060            70,600         10,000             70,600
       Options (12/27/96)     15,000            5.000            75,000         15,000             75,000
       Options (2/1/97)       35,000            5.000           175,000         35,000            175,000
       Options (2/25/97)     160,450            5.060           811,877        172,550            873,103
       Options (4/15/97)     200,000            5.000         1,000,000        200,000          1,000,000
       Options (7/1/97)       10,000            4.970            49,700         10,000             49,700
       Options (10/31/97)     15,000            8.030           120,450
       Options (12/31/97)      5,000            6.640            33,200          5,000             33,200
       Options (07/01/98)      2,000            6.700            13,400          8,400             56,280
       Options (10/30/98)     20,000            6.170           123,400         20,000            123,400
       Options (12/10/98)     23,000            6.600           151,800         24,200            159,720
       Options (2/15/99)         800            7.410             5,928            640              4,742
       Options (2/24/99)      40,000            7.380           295,200         32,000            236,160
       Options (10/29/99)     20,000            8.240           164,800
       Options (11/01/99)     48,500            8.240           399,640
       Options (12/15/99)    252,500            7.500         1,893,750         50,500            378,750
                             -------                       ------------        -------          ---------
                             993,000                       $  6,652,402        583,290(5)       3,235,655
                             =======                       ============        =======          =========

       Dilutive Shares       583,290(5)                       3,235,655(6)
                             =======                       ============

V.     Average market value/share
                                             Average             Close on
                                              Close              last day
                                           ---------           ----------
       January                                 7.081
       February                                7.352
       March                                   7.500                7.125
                                           ---------
            Hash total 3 mths                 21.933
                                           =========

       April                                   7.058
       May                                     7.235
       June                                    7.547                7.500
                                           ---------
            Hash total 3 mths                 21.840
                                           =========

       July                                    8.131
       August                                  8.642
       September                               8.352                8.500
                                           ---------
            Hash total 3 mths                 25.125
                                           =========

       October                                 8.109
       November                                8.622
       December                                8.288                8.375
                                           ---------
            Hash total 3 mths                 25.019
                                           =========


                                           ---------
            Hash total 12 mths                93.917
                                           =========

                                         /        12
                                           ---------
       Average price per share Twelve mths     7.826
                                           =========



VII.   Diluted
                                                 Twelve Months
                                                --------------

             Total Proceeds from exercise     $     3,235,655 (6)
             Divided by average price                   7.826

             Repurchase shares of                     413,426

             Shares issued (options)                  583,290 (5)
                                                -------------
             Dilution - Shares               (3)      169,864
                                                =============